EXHIBIT 10.6

Aspen Technology, Inc.

2022 Omnibus Incentive Plan

Notice of Grant of Restricted Stock Units – Initial Board Grant Agreement

Aspen Technology, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant named below restricted stock units of the Company on the terms set forth below, and further subject to the terms and conditions of the 2022 Omnibus Incentive Plan (“Plan”) and of the Restricted Stock Unit Agreement of the 2022 Omnibus Incentive Plan, copies of which are attached hereto and incorporated herein by reference. The RSUs will vest in accordance with the vesting schedule set forth below.

Participant: <Participant Name>

Participant ID: <Emp. ID>

Grant Date: <Grant Date>

Number of RSUs Granted: <Number of RSU Awards Granted>

Vesting Schedule: 33.33% vesting on first anniversary of grant date; remaining
66.67% vesting in equal quarterly installments over eight
quarterly vesting periods beginning on the last business day of the quarter of the first anniversary.

By accepting this grant online, I hereby acknowledge that I have read these Terms and Conditions, the 2022 Omnibus Incentive Plan and related prospectus, and agree to all terms and conditions set forth therein.

Participant:

_______ I accept. <Electronic Signature>
<Acceptance Date>

Aspen Technology, Inc.
Terms and Conditions of Restricted Stock Unit Agreement
Granted Under 2022 Omnibus Incentive Plan

1. Grant of Award.
These terms and conditions, together with the notice of grant attached hereto (“Notice”), evidence the grant by Aspen Technology, a Delaware corporation (the “Company”), on the grant date set forth in the Notice (the “Grant Date”) to the individual named in the Notice (the “Participant”) of Restricted Stock Units of the Company (individually, an “RSU” and collectively, the “RSUs”) on the terms provided herein and in the Company’s 2022 Omnibus Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of the common stock, $0.0001 par value per share, of the Company (“Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares.”
2. Vesting; Forfeiture.
(a) The RSUs shall vest according to the schedule set forth on the Notice.
(b) Except as otherwise provided in the Plan, by the Board of Directors or pursuant to agreement between the Company and the Participant, if the Participant’s service as a member of the Board of Directors of the Company terminates for any reason, any portion of this Award that is not vested as of the date of such termination shall be forfeited.
3. Distribution of Shares.
(a) The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs after a vesting date but before distribution of the corresponding Shares), as soon as administratively practicable (not more than 74 days) after each vesting date (each such date of distribution hereinafter referred to as a “Settlement Date”), all of the vested Shares represented by RSUs that vested before the Settlement Date. If a Settlement Date occurs during a period during which the Participant may not trade in securities of the Company because the Company’s insider trading policy imposes a trading blackout on the Participant, then the Settlement Date shall be delayed until such trading blackout has ended, to the extent permitted by 409A, but in no event past March 15 of the year following the year in which the vesting date related to such Settlement Date occurs. The Settlement Date may be delayed in the event the Company reasonably anticipates that the issuance of the Shares related to such Settlement Date would constitute a violation of federal securities laws or other applicable law. If the Settlement Date is delayed by the provisions of the foregoing sentence, the Settlement Date shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares related to such Settlement Date will not cause a violation of federal securities laws or other applicable law.
(b) The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
4. Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.
5. Dividend and Other Shareholder Rights.
Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.
6. Provisions of the Plan; Change in Control.
This Agreement is subject to the provisions of the Plan, the terms of which are incorporated herein by reference. A prospectus describing the Plan has been delivered to the Participant. The Plan itself is available upon request. In that regard, the RSUs are subject to adjustment in connection with a change in capital of the Company or a Corporate Transaction, as provided in Sections 15.1 and 15.2 of the Plan. [In the event of a Change in Control any then unvested RSUs shall become fully vested.
7. Withholding Taxes; Section 83(b) Election.
(a) No Shares will be delivered pursuant to the vesting of an RSU unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state, or local withholding taxes required by law to be withheld in respect of the vesting of the RSU, if any. To satisfy any such tax obligation, the Company may deduct and retain from the Shares to be distributed upon the Settlement Date such number of Shares as is equal in value up to the Company’s maximum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the forfeiture provisions (based on statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), and pay the required amounts to the relevant taxing authorities.
(b) The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this Award.
8. Miscellaneous.
(a) No Rights to Service. The Participant acknowledges and agrees that the vesting of the RSUs shall be in accordance with the vesting schedule set forth in the Notice, and is contingent upon status as an member of the Company’s Board of Directors at the time of vesting. The Participant further acknowledges and agrees that the transactions contemplated hereunder, and the vesting schedule set forth in the Notice do not constitute an express or implied promise of continued engagement for the vesting period, for any period, or at all.
(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors, and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(e) Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.
(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and this Agreement supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
(i) Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the internal laws of the State of Delaware, USA without regard to any applicable conflicts of laws principles.
(j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) understands the terms and consequences of this Agreement; and (iii) is fully aware of the legal and binding effect of this Agreement.
(k) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
(l) Section 409A. Payments under this Agreement are intended to be exempt from, or comply with, the provisions of Section 409A and this Agreement shall be administered and construed accordingly.
(m) Additional Acknowledgments; Appendix A. By accepting this Award, the Participant acknowledges and agrees that this Award is subject to the terms applicable to Awards granted to service providers outside the U.S. set forth in the Appendix A hereto. Appendix A constitutes part of this Agreement. Please review the provisions of Appendix A carefully, as this Award will be null and void absent the Participant’s acceptance of such provisions. The Company reserves the right to impose other requirements on the Award to the extent that the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Award and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

By accepting this grant online, I hereby acknowledge that I have read these Terms and Conditions, the 2022 Omnibus Incentive Plan and related prospectus, and agree to all terms and conditions set forth therein.

APPENDIX A
TO THE TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD
1. ADDITIONAL ACKNOWLEDGEMENTS

By entering into this Agreement and accepting the grant of RSUs evidenced hereby, the Participant acknowledges, understands, and agrees that:

(a) the Plan is established voluntarily by the Company, and all Awards under the Plan are discretionary in nature;

(b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs or benefits in lieu of RSUs, even if such awards have been awarded in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) the grant of RSUs shall not create a right to service with the Company or any other Subsidiary and shall not interfere with the ability of the Company or any Subsidiary to terminate the Participant’s service relationship (if any);

(e) the Participant is voluntarily participating in the Plan;

(f) the RSUs and any payment made pursuant to the RSUs, and the value and income of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments;

(g) unless otherwise agreed with the Company, the Award, and any Shares subject to the Award, and the value and income of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;

(h) in accepting the grant of RSUs, the Participant expressly recognizes that the RSUs are an award made solely by the Company, with principal offices in Massachusetts, U.S.A.; the Company is solely responsible for the administration of the Plan and the Participant’s participation in the Plan; in the event that the Participant is an employee or consultant of an Subsidiary, the RSUs and the Participant’s participation in the Plan will not create a right to employment be interpreted to form an employment or service contract or relationship with the Company; furthermore, the RSUs will not be interpreted to form an employment or service contract with any Subsidiary;

(i) the future value of the Shares which may be delivered in settlement of the RSUs (to the extent earned) is unknown, indeterminable and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s service (for any reason whatsoever, whether or not such termination is later found to be invalid or in breach of the laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any) or recoupment of all or any portion of any payment made pursuant to the RSUs as provided by the Terms and Conditions and, in consideration of the grant of the RSUs to which the Participant is not otherwise entitled, the Participant irrevocably agrees never to institute any claim against the Company or any other Subsidiary, waives the Participant’s ability, if any, to bring any such claim, and releases the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim, and the Participant agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) the Participant is solely responsible for investigating and complying with any exchange control laws applicable to the Participant in connection with his or her participation in the Plan;

(l) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and

(m) neither the Company nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs, any payment made pursuant to the RSUs, or the subsequent sale of any Shares acquired under the Plan.

2. NO ADVICE REGARDING GRANT

The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition of any Shares under the Plan or subsequent sale of such Shares. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action in relation thereto.

3. LANGUAGE

If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

4. Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

5. Insider-Trading/Market-Abuse Laws

The Participant acknowledges that, depending on his or her country, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to acquire or sell Shares acquired or rights to acquire Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in his or her country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for complying with any applicable restrictions, and the Participant is advised to speak to his or her personal legal advisor regarding this matter.

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